Exhibit 16

POWER OF ATTORNEY

The undersigned directors, as indicated respectively below, of Tortoise Energy Infrastructure Corporation (the “Company”) each hereby constitutes and appoints P. Bradley Adams and Terry C. Matlack,  each of them with full powers of substitution, as his true and lawful attorney-in-fact and agent to execute in his name and on his behalf in any and all capacities a Proxy Statement/Prospectus on Form N-14, and any and all amendments thereto, and all other documents, filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended, or the Securities Act of 1933, as amended, and any and all instruments that such attorneys and agents, or any of them, deem necessary or advisable to enable the Company to comply with such Acts, the rules, regulations and requirements of the SEC, and the securities or Blue Sky laws of any state or other jurisdiction and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned each hereby ratify and confirm as his own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand as of the 11th day of February, 2014.

SIGNATURES:	TITLE:

/s/ H. Kevin Birzer
H. Kevin Birzer	Director

/s/ Conrad S. Ciccotello
Conrad S. Ciccotello	Director

/s/ Rand C. Berney
Rand C. Berney	Director

/s/ Charles E. Heath
Charles E. Heath	Director

/s/ Terry C. Matlack
Terry C. Matlack	Chief Executive Officer and Director

/s/ P. Bradley Adams
P. Bradley Adams	Chief Financial Officer